Exhibit 10.21

AMENDED AND RESTATED AT-WILL EMPLOYMENT AGREEMENT

THIS AMENDED AND RESTATED AT-WILL EMPLOYMENT AGREEMENT (the “Agreement”), is made and entered into as of the 11th day of March, 2024 (the “Effective Date”), between The Cannabist Company Holdings Inc. (f/k/a Columbia Care Inc.) , a British Columbia corporation with a principal place of business at 680 Fifth Avenue, New York, NY 10019 (which hereinafter includes any successor, parent, subsidiary, including, without limitation, Columbia Care LLC, and affiliate, and is collectively referred to as the “Company”), and David J. Hart, an individual (hereinafter referred to as “Employee” or “you”). The Employee and the Company previously entered into an At-Will Employment Agreement, as amended (the “Original Agreement”), dated April 26, 2019 (the “Original Effective Date”). The Employee and the Company now desire to amend and restate the Original Agreement on the terms and conditions set forth herein. In consideration of the promises and the mutual covenants herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

1. Eligibility For Employment. The Immigration Reform and Control Act requires all employees of U.S. companies to have evidence of identity and authorization to work in the U.S. Employee represents and warrants that Employee has such authorization and will provide the Company with evidence thereof on or before the Effective Date of this Agreement. Employee further acknowledges that the Company may perform a background check on Employee.

2. At-Will Employment. Employee’s employment hereunder shall be at-will and can be terminated at any time, for any or no reason, and with or without cause. Employee’s employment pursuant to this Agreement will be effective on March 11, 2024 and shall continue until terminated by either party hereunder. The period of time during which Employee is employed as an at-will employee shall be referred to herein as the “Employment Period.” The date on which Employee’s employment terminates shall be referred to herein as the “Termination Date.”

3. Employment Period Duties. During the Employment Period following the Effective Date, the Employee shall be employed by and serve as Chief Executive Officer of the Company on a full-time basis reporting directly to the Board of Directors of the Company. The Employee shall perform such duties as are normally associated with the position and such duties as are assigned to Employee from time to time. The Company reserves the right from time to time to change the nature and scope of Employee’s duties. Employee hereby agrees and understands that the primary place of work is Employee’s home office in New Canaan, CT, and that Employee may also be required to travel, including travel outside of the United States of America, in furtherance of the duties of the position.

4. Exclusive Service. Employee hereby agrees to devote all of his reasonable efforts and business time, attention, and energies to the performance of his duties under this Agreement and to the Company; provided that Employee may serve on the board of directors of purely philanthropic or civic organizations or on the board of directors of one other company that is not competitive with the business of the Company (“Corporate Boards”), in each case only to the extent that such service or participation does not interfere with Employee’s employment with the Company or duties under this Agreement. Employee may serve on the board of directors of additional companies that are not competitive with the business of the Company to the extent that such service or participation does not interfere with Employee’s employment with the Company or duties under this Agreement and Employee has advised the Company prior to commencing, and the Company has consented (which consent shall not be unreasonably withheld) to, such additional Corporate Board service.

5. Restrictive Covenants.

5.1 Employee understands that the Company has spent considerable time, effort and expense developing proprietary information and has taken reasonable measures to protect its secrecy. Therefore, as a condition of employment with the Company, Employee shall execute the Non-Competition, Non-Solicitation and Non-Disclosure, which is attached to the Original Agreement as Exhibit A and incorporated by reference herein (the “NDA” or “Exhibit A”). The NDA is intended to survive and does survive the termination or expiration of this Agreement. The obligations, duties and liabilities of the Employee pursuant to Exhibit A are continuing, absolute and unconditional, and shall remain in full force and effect, despite any termination of this Agreement for any reason whatsoever, with or without Cause.

5.2 Employee has carefully read and considers this Section 5 and the NDA to be fair, reasonable and reasonably required for the protection of the interests of the Company. These provisions may be waived only by a written amendment signed by the parties. In the event Employee breaches any of the covenants in the NDA, any entitlement Employee may have to severance payments pursuant to Section 7 shall be forfeited.

6. Compensation and Benefits. As compensation for the services to be performed by the Employee under this Agreement, the Company agrees to pay the Employee, and the Employee agrees to accept the following:

6.1 Salary. The Company shall pay to the Employee an annual base salary of Five Hundred Thousand US Dollars ($500,000.00) (the “Base Salary”), which shall be payable in equal installments, not less frequently than bi-weekly, in accordance with the Company’s payroll practices; shall be subject to customary and required deductions and withholdings.

6.2 Discretionary Bonus. Employee will be eligible to participate in Company’s annual bonus plan, subject to its terms and conditions, with the potential to earn a short-term cash bonus under the Company’s annual management incentive plan or other similar bonus plan, equivalent to a target percentage of eighty-five percent (85%) of Employee’s Base Salary (“Bonus”), based upon achievement of corporate and individual goals. The Company shall pay the Bonus for a calendar year, if at all, on or after January 1st, but by no later than March 15th, of the following calendar year, and Employee must be employed by the Company on the payment date in order to have earned the Bonus. No annual Bonus is guaranteed, and its payment rests in the sole discretion of the Company

6.3 Reserved.

6.4 Incentive Equity Grants. Employee shall be eligible to receive discretionary equity grants (“Equity Grants”) under the Company’s Omnibus Long-Term Incentive Plan and any applicable award documents, as may be amended from time to time (“Omnibus Plan”), based upon achievement of corporate and individual goals. Such Equity Grants are subject to all of the terms and conditions of the Omnibus Plan and any applicable award documents. The vesting schedule, exercise timing and price per unit (as defined in the applicable award agreement) will be determined in accordance with the Omnibus Plan. Employee should consult with a tax advisor concerning the tax risks associated with accepting the Equity Grants. The Employee’s target annual Equity Grant as of the Effective Date is Two Million Three Hundred Thousand US Dollars ($2,300.000).

6.5 Benefits. The Employee shall be entitled to participate in the Company’s benefit plans, including but not limited to, medical, dental, vision, life and disability insurance plans, subject to the eligibility and contribution requirements, enrollment criteria and the other terms and conditions of such plans. The Company reserves the right to modify, amend and eliminate any such plans, in its sole and absolute discretion.

6.6 Paid Time Off. Employee shall be entitled to paid vacation and holidays pursuant to the terms of the Company’s vacation policy as may exist and be amended from time to time in the sole and absolute discretion of the Company, and in accordance with any applicable laws. Employee shall also be eligible for paid sick days, pursuant to the Company’s applicable policy as may exist and be amended from time to time in the sole and absolute discretion of the Company, and in accordance with any applicable laws.

6.7 Expense Reimbursement. The Company shall reimburse the Employee for any reasonable out-of-pocket business expenses, including for travel, marketing, entertaining or other similar business expenses, incurred by the Employee during the Employment Period in the discharge of the position duties under this Agreement (“Expense”); provided that for each Expense, such Expense was incurred and the related reimbursement request was made, in compliance with the Company’s expense reimbursement policy in effect and supported by relevant documentation.

7. Termination. Notwithstanding any other provision of this Agreement, the employment relationship between the Company and Employee shall be an at-will employment relationship. Either party may terminate Employee’s employment under this Agreement at any time with or without Cause (as defined in Section 7.2). Upon termination of employment pursuant to this Section 7, the Employee shall receive payment of any accrued but unpaid Base Salary through the Termination Date, reimbursement for any unpaid and approved expenses incurred through the Termination Date, and any accrued but unused vacation. On or prior to the Termination Date, Employee shall return to the Company any and all Proprietary Information (as defined in Exhibit A) in the Employee’s possession, together with any and all other property of the Company.

7.1 Termination Upon Death or Disability. In the event of Employee’s death or the termination of the Employee by the Company because of his incapacity due to Disability (as defined herein) during the Employment Period, reimbursement for any unpaid and approved expenses incurred through the Termination Date, and any accrued but unused vacation. In the event of Employee’s death, those payments will be made to the estate or legal representative of Employee and any death benefits payable and due to the death of Employee under Company benefit plans or programs will also be paid. For the purpose of this Section 7.1, Disability means a mental or physical condition which, in the opinion of the Company as supported by competent medical evidence and after consideration and compliance with its obligations under the Americans with Disabilities Act, and all applicable state and local laws, renders Employee unable and incompetent to carry out the material job responsibilities which such Employee held or the material duties to which Employee was assigned at the time the disability was incurred.

7.2 Termination Of Employment With Cause. In the event that Employee’s employment is terminated by the Company with Cause (as defined herein), the Employee shall only receive payment of any accrued but unpaid Base Salary through the Termination Date, reimbursement for any unpaid and approved expenses incurred through the Termination Date, and any accrued but unused vacation.

“Cause” means Employee: (i) engaging in illegal conduct that was or is materially injurious to the Company or its affiliates; (ii) violating a federal or state law or regulation applicable to the Company’s business which violation was or is reasonably likely to be injurious to the Company, except for any violation of the Controlled Substances Act arising from the Company’s cultivation and distribution of marijuana; (iii) material breach of the material terms of this Agreement, including Exhibit A, and/or any other restrictive covenant agreement, confidentiality agreement or invention assignment agreement between Employee and the Company; (iv) commission of a felony or committing any act of moral turpitude or the misappropriation of material property belonging to the Company or its affiliates; (v) engaging in any act that constitutes material misconduct, theft, fraud, embezzlement, misrepresentation, conflict of interest, or breach of fiduciary obligations or duty of loyalty to the Company; (vi) gross negligence or willful failure to follow lawful directions of the Board or the Chief Executive Officer, other than due to illness or incapacity; (vii) unauthorized use or disclosure of proprietary information of the Company; (viii) actions or conduct which is detrimental to the business or financial reputation of the Company; or (ix) material violation of any material policies of the Company; provided that, with respect to subpart (ix), Employee must be provided with written notice of Employee’s termination for Cause (including an explanation of the basis for Cause) and be provided with a 30-day period following Employee’s receipt of such notice to cure the event(s) that trigger Cause. The Compensation Committee of the Board of Directors of the Company shall make the final determination in good faith as to whether the Employee has cured the existence of Cause.

7.3 Severance Upon Termination Of Employment Without Cause Or Resignation For Good Reason. In the event that the Company terminates Employee’s employment without Cause (as defined in Section 7.2) or Employee resigns his employment for Good Reason (as defined herein), then subject to the conditions set forth in this Section 7.3, Employee shall receive:

(i) an amount equal to eighteen (18) months of Employee’s then current Base Salary plus target Bonus, less all applicable withholdings and deductions, paid over such 18-month period in installments on the Company’s regular payroll schedule following the Termination Date; and

(ii) the Company shall pay its share of the COBRA premiums necessary to continue Employee’s health insurance coverage in effect for Employee and Employee’s eligible dependents (as of the Termination Date) until the earliest to occur of (i) eighteen (18) months following the Termination Date, (ii) the date Employee first becomes eligible for health insurance coverage with a subsequent employer (provided that Employee shall notify the Company within five business days of first becoming eligible) and (iii) the date that Employee is no longer eligible for COBRA coverage, provided that Employee and Employee's eligible dependents timely elect continued coverage under COBRA following the Termination Date.

For purposes of this Agreement, Employee will have Good Reason to terminate his employment, if without his consent, the Company: (A) assigns to, or withholds from, Employee duties, responsibilities, or authorities in a manner that is materially inconsistent with Employee’s role as Chief Executive Officer; (B) requires Employee to report to a position or person other than the Board of Directors of the Company (provided that Good Reason shall not be deemed to occur if the Company becomes a subsidiary of another company with other material business operations, the operations of the Company are not materially modified, and the Employee is required to report to the principal executive officer of the ultimate parent company); (C) materially reduces the Employee’s Base Salary or target Bonus (provided that Good Reason shall not include a reduction that is in the same percentage as a reduction generally applicable to other senior level executives occurring at or about the same time); (D) requires the Employee to relocate his primary workplace that results in an increase in the Employee’s one-way driving distance by more than 35 miles from the Employee’s then-current principal residence; or (E) materially breaches a provision of this Agreement; provided that Employee shall not have Good Reason, unless and until: (1) the Employee has delivered to the Company within thirty (30) days of the occurrence of the event(s) giving rise to such alleged Good Reason a written notice (i) signed by the Employee, (ii) setting forth the Employee’s intention to terminate his or her employment for Good Reason, (iii) indicating the specific termination provision(s) relied upon, and (iv) setting forth in reasonable detail the facts and circumstances claimed to provide a basis for Good Reason; (2) the Company is given fifteen (15) days in which to investigate the allegations made by the Employee (“Investigation Period”); (3) the Company has failed to cure the alleged failure within thirty (30) days following the expiration of the Investigation Period; and (4) the Employee has terminated employment within fifteen (15) days following the Company’s failure to cure. The notice shall be provided by hand delivery, or registered or certified mail, return receipt requested, postage prepaid, to the address of the principal office of the Company, attention: Chief Legal Officer and General Counsel.

Employee’s receipt of payments and benefits in this Section 7.3 is conditioned on and subject to (i) Employee signing and not rescinding this Agreement and the NDA (and incorporated herein), and (ii) Employee signing and not rescinding an effective, general release of all claims in favor of the Company and in a form acceptable to the Company within no greater than 60 days following the Termination Date. In the event the Employee breaches the NDA, any entitlement to severance pursuant to this Section 7.3 shall be forfeited. Employee’s receipt of payments per this Section 7.3 will commence on the next regularly scheduled payroll date that occurs following the Effective Date of the release of claims.

7.4 Severance Upon Termination Following A Change In Control. In the event that the Company terminates Employee’s employment without Cause (as defined in Section 7.2) or Employee resigns his employment for Good Reason following a Change In Control (as defined herein), then subject to the conditions set forth in this Section 7.4, Employee shall receive:

(i) an amount equal to twenty-four (24) months of Employee’s then current Base Salary plus target Bonus, less all applicable withholdings and deductions, paid over such 24-month period in installments on the Company’s regular payroll schedule following the Termination Date; and

(ii) the Company shall pay its share of the COBRA premiums necessary to continue Employee’s health insurance coverage in effect for Employee and Employee’s eligible dependents (as of the Termination Date) until the earliest to occur of (i) eighteen (18) months following the Termination Date, (ii) the date Employee first becomes eligible for health insurance coverage with a subsequent employer (provided that Employee shall notify the Company within five business days of first becoming eligible) and (iii) the date that Employee is no longer eligible for COBRA coverage, provided that Employee and Employee's eligible dependents timely elect continued coverage under COBRA following the Termination Date.

“Change in Control” means, other than the transaction between the Company and Canaccord Genuity Growth Corp. effective April 26, 2019, (the “SPAC Transaction”), the (A) the merger, consolidation or reorganization of the Company with any other company (or the issuance by the Company of its voting securities as consideration in a merger, consolidation or reorganization of a subsidiary with any other company) unless, immediately following such a merger, consolidation or reorganization the voting securities of the Company outstanding immediately prior thereto continue to represent (either by remaining outstanding or by being converted into voting securities of the other entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such merger, consolidation or reorganization; (B) the consummation by the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets (including through the sale or other disposition of the equity of one or more subsidiaries of Company), unless, immediately following such a sale or liquidation persons who owned the voting securities of the Company outstanding immediately prior thereto represent, on substantially the same proportions, at least fifty percent (50%) of the combined voting power of the voting securities of the entity which owns the Company assets immediately after such liquidation or sale; or (C) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (other than the Company, any trustee or other fiduciary holding the Company securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Company Shares), becoming the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities or otherwise acquiring the power to elect or designate a majority of the members of the board of directors of the Company. Notwithstanding the foregoing, a Change in Control will not accelerate the payment of any “deferred compensation” (as defined under Section 409A of the Internal Revenue Code (“Code Section 409A”)) unless the Change in Control also qualifies as a change in control under Treasury Regulation 1.409A-3(i)(5).

Employee’s receipt of payments and benefits in this Section 7.4 is conditioned on and subject to (i) Employee signing and not rescinding this Agreement and the NDA (and incorporated herein), and (ii) Employee signing and not rescinding an effective, general release of all claims in favor of the Company and in a form acceptable to the Company within no greater than 60 days following the Termination Date. In the event the Employee breaches the NDA, any entitlement to severance pursuant to this Section 7.4 shall be forfeited. Employee’s receipt of payments per this Section 7.4 will commence on the next regularly scheduled payroll date that occurs following the Effective Date of the release of claims.

7.5 Resignation. In the event the Employee resigns his employment for any reason, Employee shall provide the Company with a written notice of Employee’s intent to terminate his employment at least two weeks prior to the Termination Date. Employee shall receive payment of any accrued but unpaid Base Salary through the Termination Date, reimbursement for any unpaid and approved expenses incurred through the Termination Date, and any accrued but unused vacation, and the Company shall have no further obligations to the Employee under this Agreement.

8. Injunctive Relief. Employee and the Company: (i) intend that the provisions of Exhibit A be and become valid and enforceable; (ii) acknowledge and agree that the provisions of Exhibit A are reasonably necessary to protect the legitimate interests, business and good will of the Company; and (iii) that any violation of Exhibit A will result in immediate, substantial and irreparable injury to the business and goodwill of the Company for which there exists no adequate remedy at law. Accordingly, Employee agrees that if s/he violates any of the provisions of Exhibit A, then, in addition to any other remedy available at law or in equity, the Company shall be entitled to an injunction restraining such breach, without the requirement of demonstrating irreparable injury or of posting a bond, as well as liquidated damages, including, but not limited to, any and all money(ies) or payment(s) earned by the Employee during the period of the breach. Employee understands and agrees that the foregoing relief is without notice to Employee and without the necessity of proving actual damages. In the event that either party breaches any portion of this Agreement, the prevailing party in an action to enforce or interpret this Agreement may recover from the other party reasonable attorneys’ fees and costs incurred in that subsequent action or proceeding, in addition to all other relief to which the prevailing party may be entitled. Employee agrees that the provisions of Section 15 shall not apply to proceedings brought by the Company to obtain the equitable relief authorized under this Section 8, which proceedings the Company shall be free to institute in any court of competent jurisdiction within or outside of the State of New York.

9. Warranties and Covenants. As an inducement to the Company to enter into this Agreement, Employee represents and warrants as follows: (i) there exist no impediments or restraints, contractual or otherwise on Employee’s power, right or ability to enter into this Agreement and to perform his duties and obligations hereunder; and (ii) the performance of Employee’s obligations under this Agreement do not and will not violate or conflict with any agreement relating to confidentiality, non-competition or any other restrictive covenant of any type or exclusive employment to which Employee is or was subject.

10. Indemnification. In the event that Employee is made a party or threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative (collectively, a “Proceeding”) by reason of the fact that Employee is or was an employee, officer or director of the Company, or is or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation, subsidiary or a partnership, joint venture, trust or other enterprise, or because of conduct properly undertaken by Employee in executing his duties pursuant to Section 3, Employee shall be indemnified and held harmless by the Company to the fullest extent permitted by, and except as prohibited under applicable law, from and against any liabilities, costs, claims and expenses, including all costs and expenses incurred in defense of any Proceeding (including attorneys’ fees). Costs and expenses incurred by Employee in defense of such Proceeding (including attorneys’ fees) shall be paid by the Company in advance of the final disposition of such litigation upon receipt by the Company of: (i) a written request for payment; (ii) appropriate documentation evidencing the incurrence, amount and nature of the costs and expenses for which payment is being sought; and (iii) an undertaking adequate under applicable law made by or on Employee’s behalf to repay the amounts so paid within thirty (30) days after written notification from the Company if it shall ultimately be determined that Employee is not entitled to be indemnified by the Company under this Agreement.

Notwithstanding the foregoing, this indemnification provision shall not apply to any Proceeding initiated by Employee or the Company relating to any dispute between Employee and the Company. Moreover, the Indemnity shall not cover any judgment or arbitration award for punitive damages.

11. Directors’ and Officers’ Insurance. The Company represents that it will use commercially reasonable efforts to maintain directors’ and officers’ liability insurance during the term of Employee’s employment providing coverage to Employee on terms that are no less favorable than the coverage provided to the directors and senior executives of the Company, subject to the terms and exclusions of the applicable policy.

12. Withholding. All sums payable to Employee shall be reduced by all federal, state, local and other withholding and similar taxes and payments required by applicable law.

13. Code Section 409A; Six Month Holdback. It is intended that all of the payments and benefits payable under this Agreement satisfy, to the greatest extent possible, the exemptions from Code Section 409A. To the extent (i) any payments to which Employee becomes entitled under this Agreement, or any agreement or plan referenced herein, in connection with Employee’s separation of service from the Company constitute deferred compensation subject to Code Section 409A and (ii) Employee is deemed by the Company at the time of such separation of service to be a “specified” employee under Code Section 409A, as determined by the Company, by which determination Employee agrees to be bound, then such payment shall not be made or commence until the earliest of (i) the expiration of the six (6)-month period measured from the date of Employee’s “separation from service” (as such term is defined below); or (ii) thirty (30) days following the date of Employee’s death following such separation from service; provided, however, that such deferral shall only be effected to the extent required to avoid adverse tax treatment to Employee, including (without limitation) the additional twenty percent (20%) tax for which you would otherwise be liable under Code Section 409A(a)(1)(B) in the absence of such deferral. Upon the expiration of the applicable deferral period, any payments which would have otherwise been made during that period (whether in a single sum or in installments) in the absence of this paragraph shall be paid to Employee in one lump sum. With respect to any determination that the payments or benefits provided for in this Agreement are subject to Code Section 409A, then each payment or installment is a separate and distinct payment. To the extent any payment under this Agreement may comply with the “short term deferral” exception from Code Section 409A specified in Treas. Reg. § 1.409A-1(b)(4) (or any successor provision) or the “separation pay plan” exception specified in Treas. Reg. § 1.409A-1(b)(9) (or any successor provision), or both of them, and shall be interpreted in a manner consistent with the applicable exceptions. For purposes of this Agreement, separation or termination of Employee’s employment with the Company shall mean “separation from service” within the meaning of Code Section 409A and Code Section 1.409A-l(h) of the regulations promulgated under the Code or any successor regulations. If any payment subject to Code Section 409A is contingent on the delivery of a release by Employee and could occur in either of two calendar years, the payment will occur in the later year. In any event, the Company makes no representations or warranty of any particular tax treatment to Employee and the Company shall have no liability to Employee or any other person if any benefits or payments under this Agreement are determined to be deferred compensation subject to Code Section 409A and not to satisfy the conditions of that section. Employee shall be solely responsible for the tax consequences with respect to all amounts payable under this Agreement. No interest shall be due on amounts deferred.

14. Notices. Any notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been given: (i) when hand-delivered if delivered by personal delivery or by Federal Express or similar courier service; (ii) on the date of receipt, refusal or non-delivery indicated on the return receipt if deposited in the United States mail, registered or certified, return receipt requested and with proper postage prepaid; or (iii) when received, if sent by facsimile with a copy sent via regular U.S. mail. All notices shall be addressed to the Company or Employee at their respective addresses set forth below, or to such other address as either party may designate for itself or himself/herself by written notice to the other given from time to time in accordance with the provisions of this Agreement:

To Employee: David J. Hart

[address information redacted]

To Company: Bryan Olson

Chief Human Resources Officer

The Cannabist Company

321 Billerica Road

Chelmsford, MA 01824

15. Arbitration. Any disputes, controversies or claims arising under, relating to or in connection with this Agreement that the parties cannot resolve themselves, including without limitation, disputes, controversies or claims pertaining to the general application, validity, construction, interpretation or enforceability of this Agreement and including any dispute relating to Employee’s employment or the termination of that employment (except for claims for worker’s compensation and unemployment insurance, and claims by Company arising under Section 8 herein and Exhibit A, and for indemnification), shall be settled exclusively by final and binding arbitration, before a sole arbitrator, in accordance with the American Arbitration Association Employment Arbitration Rules and Mediation Procedures. Included within this arbitration provision are any claims based on violation of local, state or federal law, such as claims for discrimination, harassment, retaliation or civil rights violations under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, Fair Labor Standards Act, ERISA, COBRA, New York state employment laws (including, without limitation, the New York State Human Rights Law, the New York City Human Rights Law, and the New York Labor Law), Massachusetts state employment laws (including, without limitation, the Massachusetts Fair Employment Practices Law and the Massachusetts Payment of Wages Law) or similar federal, state, and local statutes. Except as otherwise provided in this Agreement, arbitration shall be the exclusive method of resolving any employment-related dispute, and both Company and Employee are giving up any right they may otherwise have to a judge or jury deciding such dispute; provided, however, that claims for worker’s compensation, for unemployment insurance benefits, for breach or enforcement of the NDA, and rights to indemnification by the Company, may proceed before a court of competent jurisdiction in the State of New York, with law of the State of New York governing any such proceeding, without regards to conflicts of law principles.

15.1 Arbitration shall proceed solely on an individual basis; no claims shall be arbitrated on a class or collective action basis or on bases involving claims brought in a purported representative capacity on behalf of others. The arbitrator’s authority to resolve and make written awards is limited to claims between Employee and Company alone. Claims may not be joined or consolidated unless agreed to in writing by all parties. No arbitration award or decision will have any preclusive effect as to issues or claims in any dispute with anyone who is not a named party to the arbitration.

15.2 The arbitration shall provide for (i) reasonable written discovery and depositions as may be allowed by the arbitrator, and (ii) a written decision by the arbitrator that includes the essential findings and conclusions upon which the decision is based. Except as provided by applicable law, the cost of such arbitration shall be borne equally by Employee and Company. All rights, causes of action, remedies and defenses available under applicable state and federal law and equity are available to the parties hereto, and shall be applicable as though in a court of law, including the right to file a motion for summary judgment.

15.3 This Section 15 to resolve any disputes by binding arbitration shall extend to claims against any parent, subsidiary or affiliate of each party, and, when acting within such capacity, any officer, director, shareholder, employee or agent of each party, or of any of the above, and shall apply as well to claims arising out of state and federal statutes and local ordinances as well as to claims arising under the common law. The remedial authority of the arbitrator shall be the same as, but no greater than, what would be the remedial power of a court having jurisdiction over the parties and their dispute.

15.4 The arbitrator shall render an award and written opinion, and the award shall be final and binding upon the parties. If any of the provisions of this Section 15 are determined to be unlawful or otherwise unenforceable, in whole or in part, such determination shall not affect the validity of the remainder of this Section 15 or this Agreement, and this Section 15 and this Agreement shall be reformed to the extent necessary to carry out the provisions of this Section 15 to the greatest extent possible and to ensure that the resolution of all conflicts between the parties, including those arising out of statutory claims, shall be resolved by neutral, binding arbitration. If a court should find that this Section 15’s arbitration provisions are not absolutely binding, then the parties intend any arbitration decision and award to be fully admissible in evidence in any subsequent action, given great weight by any finder of fact, and treated as determinative to the maximum extent permitted by law.

15.5 Unless mutually agreed by the parties otherwise, any arbitration shall take place before the American Arbitration Association, or other arbitration tribunal as may be agreed to by the parties, in New York County, New York. Either party may exercise the right to arbitrate by providing the other party with written notice of any and all claims forming the basis of such right in sufficient detail to inform the other party of the substance of such claims. In the event that either party initiates litigation seeking to enforce or confirm an arbitration award, the prevailing party in such action may recover from the other party reasonable attorneys’ fees and costs incurred in that subsequent action or proceeding, in addition to all other relief to which the prevailing party may be entitled.

15.6 To the extent any or all of this agreement to arbitration is deemed invalid or unenforceable, the Parties nonetheless agree to give up their right to a trail by jury, if any, in the event of any dispute between them.

15.7 BY AGREEING TO ARBITRATE, THE PARTIES ARE GIVING UP AND WAIVING THE RIGHT TO A TRIAL BY JURY OF ANY DISPUTE BETWEEN EMPLOYEE AND THE COMPANY, AND ITS PARENT ENTITIES, SUBSIDIARIES AND AFFILIATES (AND ITS AND THEIR CURRENT AND FORMER MEMBERS, PARTNERS, OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS, WHETHER ACTING IN THEIR INDIVIDUAL CAPACITY OR THEIR CAPACITY ON BEHALF OF THE COMPANY OR ITS PARENT ENTITIES, SUBSIDIARIES AND AFFILIATES).

16. General Provisions.

16.1. Amendment. The provisions of this Agreement may be amended, modified, supplemented, or otherwise altered only if the Company’s Chief Executive Officer and the Employee have each duly executed and delivered to the other party a written instrument which states that it constitutes an amendment or modification (as applicable) to this Agreement and specifies the provision(s) that are being modified or amended (as applicable).

16.2 Representation by Counsel and Mutual Negotiation. Each party has had the opportunity to be represented by counsel of her or its choice in negotiating this Agreement. This Agreement shall therefore be deemed to have been negotiated, drafted and prepared at the joint request and direction of the parties, at arm’s length, with the advice and participation of counsel, and shall be interpreted in accordance with its terms and without favor to any party.

16.3. Binding Effect and Assignment. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the Employee, his heirs, executors, and administrators, and the Company, its successors and assigns, except that the Employee may not assign any of his rights or duties hereunder without the prior written consent of the Company, which consent may be withheld by the Company in its sole discretion. The Company may assign its rights, together with its obligations hereunder, to any parent, subsidiary or successor, or in connection with any sale, transfer or other disposition of all or substantially all of its business and assets; provided, however, that any such assignee assumes the Company’s obligations hereunder.

16.4. Waivers. The failure by either party at any time to require performance or compliance by the other of any of its obligations or agreements shall in no way affect the right to require such performance or compliance at any time thereafter. The waiver by either party of a breach of any provision hereof shall not be taken or held to be a waiver of any preceding or succeeding breach of such provision or as a waiver of the provision itself. No waiver of any kind shall be effective or binding, unless it is in writing and is signed by the party against whom such waiver is sought to be enforced.

16.5. Entire Agreement. This Agreement and Exhibit A set forth the entire Agreement between the Company and the Employee relating to its subject matter and supersedes all such prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement.

16.6. Headings and Interchangeability. The headings of sections and subsections in this Agreement are merely for convenience of reference and shall not affect the interpretation of any of the provisions of this Agreement. Whenever appropriate, the singular form of a word shall be interpreted in the plural and vice versa. All words and phrases shall be construed as masculine, feminine or neuter gender, according to the context.

16.7. Further Assurances. Each party agrees to cooperate with the other, and to execute and deliver, or cause to be executed and delivered, all such other instruments and documents, and to take all such other actions as may be reasonably requested of him or it from time to time, in order to effectuate the provisions and purposes of this Agreement.

16.8. Severability. Whenever possible, each provision of this Agreement shall be construed and interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application thereof to any party or circumstance shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition without invalidating the remainder of such provision or any other provision of this Agreement or the application of such provision to other parties or circumstances. Without limitation of the foregoing, the parties agree and acknowledge that the duration, scope and geographic area of the covenants described in Sections 5 and Exhibit A are fair, reasonable and necessary in order to protect the goodwill and other legitimate interests of the Company, that adequate consideration has been received by the Employee for such obligations, and these obligations do not and will not prevent the Employee from earning a livelihood. If, however, for any reason any court of competent jurisdiction determines that such restrictions are not reasonable, that consideration is inadequate or that the Employee has been prevented unlawfully from earning a livelihood, such restrictions shall be interpreted, modified or rewritten to include as much of the duration, scope and geographic area identified in such provisions as will render such restrictions valid and enforceable.

16.9. Governing Law. This Agreement is being delivered and executed in the State of New York, and the validity, construction, and enforceability of this Agreement shall be governed in all respects by the law of the State of New York without regard to its conflicts of law principles.

17. Enforcement. In the event that any proceedings are brought to enforce this Agreement or remedy any breach hereof, then in addition to any and all damages resulting from any breach hereof, the prevailing party shall be entitled to recover its or his costs and expenses, including reasonable attorneys’ fees, incurred in the proceedings relating to the terms and conditions of this Agreement.

18. Counterparts. This Agreement may be executed in any one or more counterparts, each of which shall constitute an original, no other counterpart needing to be produced, and all of which, when taken together, shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

EMPLOYEE:	COMPANY:

By: David J. Hart	By: James A.C. Kennedy Member, Board of Directors Chair, Compensation Committee

Dated: _____________________________ Dated: ______________________________